Exhibit 10.16

FLEETMATICS GROUP LIMITED

AMENDED AND RESTATED 2004 SHARE OPTION PLAN

1.	PURPOSES OF THE PLAN

The purposes of this Plan are:

-	to attract and retain the best available personnel for positions of substantial responsibility;

-	to provide additional incentive to Employees; and

-	to promote the success of the business of the Group.

2.	DEFINITIONS AND INTERPRETATION

2.1     Definitions. In these Rules, unless the context requires otherwise, the following words and expressions shall have the following meanings:

“Ordinary Shares”	means fully paid up Ordinary Shares of €1.00 each in the capital of the Company and Ordinary Shareholder” shall be construed accordingly.

“Administrator”	means the board or the Remuneration Committee.

“Applicable Laws”	means the legal requirements relating to the administration of share option plans under any stock exchange or quotation system on which shares in the capital of the Company are listed, traded or quoted and the applicable laws of Ireland.

“Board”	means the board of directors of the Company for the time being and as constituted from time to time or a duly appointed committee thereof, including, without limiting the generality of the foregoing, the Remuneration Committee.

“Company”	means Fleetmatics Group Limited, a company incorporated in Ireland under number 363222, other than as provided in Rule 11.7.

“Continuous Status as an	means that the employment relationship with any member of the Group is
Employee”	not interrupted or terminated. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by a member of the Group; or (ii) transfers between locations of the Company or between any other members of the Group, or any successor of the Company. A leave of absence approved by a member of the Group shall include sick leave or any other personal leave.

“Control”	shall have the meaning given to that expression by Section 432 of the Taxes Consolidation Act, 1997.

“Date of Commencement”	means the date on which the Plan is approved by the board.

“Employee”	means any person employed by any member of the Group.

“Exercise Price”	the price at which the Optionee may subscribe for or acquire or purchase an Ordinary Share as determined pursuant to Rule 8.1

“Fair Market Value”	means, as of any date, the value of an Ordinary Share determined in good faith by the Administrator provided that in no event shall the Fair Market Value be less than the par value of an Ordinary Share.

“Group”	means the Company or any company or companies for the time being under the Control of the Company or any company treated as an associated company for the purposes of the accounts of the Company.

“Notice of Grant”	means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

“Option”	means a right to subscribe for or acquire or purchase Ordinary Shares granted pursuant to the Plan.

“Option Agreement”	means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

“Optioned Shares”	means the Ordinary Shares subject an Option.

“Optionee”	means an Employee to whom an Option has been granted in accordance with the Plan and in whom rights under the Plan are still vested or (where the context so requires) the legal personal representatives of such a person.

“Parent”	means a “holding company”, whether now or hereafter existing, as such term is defined in Section 155 of the company Act, 1963 as amended.

“Plan”	means the FLEETMATICS GROUP Limited 2004 share Option Plan set out herein and as amended from time to time in accordance with its rules.

“Remuneration Committee”	means a committee of the board appointed by the board for the purpose, inter alia, of the administration of the Plan.

“Rules”	means the rules for the administration of the Plan contained herein or which are laid down by the board and which may be amended by them in accordance with the provisions of Rule 13 hereof.

“Subsidiary”	means a “subsidiary”, whether now or hereafter existing, as such term is defined in Section 155 of the Companies Act, 1963, as amended.

“Subsisting Option”	means an Option that has not lapsed, been renounced or exercised.

2.2   Interpretation. Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time be amended or re-enacted, any reference to a company share options scheme or plan includes that scheme or plan as the same may be varied from time to time in accordance with its terms, and wherever the context so admits or requires the singular shall include the plural and vice versa and the masculine shall include the feminine.

3.	SHARES SUBJECT TO THE PLAN

Subject to the provisions of Rule 11, the maximum aggregate number of Ordinary shares which may be optioned and sold under the Plan shall not exceed 4,727,054. If an Option is surrendered or expires or becomes unexercisable without having been exercised in full the unpurchased Ordinary shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated) provided however that a Ordinary Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.	ADMINISTRATION OF THE PLAN

4.1     Procedure. The Plan shall be administered by the Administrator.

4.2     Powers of the Administrator. Subject to the rules, and in the case of the Remuneration Committee, subject to the specific duties delegated by the board to the Remuneration Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its absolute discretion:

4.2.1 to determine the Fair Market Value of the Ordinary shares;

4.2.2 to select the Employees to whom Options may be granted hereunder;

4.2.3 to determine whether and to what extent Options are granted hereunder;

4.2.4 to determine the number of Ordinary shares to be covered by each Option granted hereunder;

4.2.5 to approve forms of agreement for use under the Plan;

4.2.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

4.2.7 if the Fair Market Value of the Ordinary Shares covered by an Options shall have declined since the date the Options were granted, to either reduce the exercise price of any such Options to the then current Fair Market Value or to institute an option exchange program whereby such Options are surrendered in exchange for Options with a lower exercise price;

4.2.8 to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

4.2.9 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws

4.2.10 to modify or amend each Option (subject to Rule 13.3), including, without limitation, the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan.

4.2.11 to authorise any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

4.2.12 to determine the terms and restrictions applicable to Options; and

4.2.13 to make all other determinations deemed necessary or advisable for administering the Plan.

4.3    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.	LIMITAITONS

5.1    No Right to Continuing Relationship. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment relationship with any member of the Group, nor shall they interfere in any way with the Optionee’s right or the right of any member of the Group to terminate such employment relationship at any time, with or without cause. No person shall be entitled as of right to participate in the Plan.

5.2    Not Part of Contract. The Plan shall not form part of any contract of employment between the Company and any Employee. Any benefit to the Employee under the Plan shall not form part of his or her remuneration or count as remuneration for pension fund or other purposes. It shall be a condition of the Plan that in the event of the termination of an Optionee’s Continuous Status as an Employee (for whatever reason) he or she shall not be entitled to any compensation whatsoever by reason of any alteration or termination, thereon, of his or her rights or expectations under the Plan.

6.	TERM OF PLAN

The Plan shall become effective upon the Commencement Date. It shall continue in effect for a term of ten (10) years thereafter unless terminated earlier under Rule 13.

7.	TERM OF OPTION

The term of each Option shall be stated in the Notice of Grant; provided however that the terms hall be no more than seven (7) years from the date of grant.

8.	EXERCISE PRICE AND CONSIDERATION

8.1    Exercise Price. The per share exercise price for the Ordinary Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator provided that the exercise price shall be no less than the Fair Market Value per Ordinary Share on the date of grant.

8.2    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

8.3    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, subject to compliance with Applicable Laws. Such consideration may consist entirely of:

8.3.1    cash;

8.3.2    cheque;

8.3.3 bank credit transfer;

8.3.4 delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price;

8.3.5 any combination of the foregoing methods of payment; or

8.3.6 such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws.

9.	EXERCIE AND LAPSE OF OPTIONS

9.1 Procedure for Exercise of Rights as a Shareholder.

9.1.1 Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

9.1.2 An Option may not be exercised for a fraction of an Ordinary Share.

9.1.3 An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Ordinary Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorised by the Administrator and permitted by the Option Agreement and the Plan and permitted under the Applicable Laws. Save as otherwise provided to the contrary in the Option Agreement, Ordinary Shares issued upon exercise of an Option shall be issued in the name of the Optionee or in the name of a nominee of the Optionee. Until the share certificate evidencing such Ordinary Shares is issued (as evidenced by the entry of the name of the holder of such Ordinary Shares in the Register of Members of the Company) no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such share certificate promptly after the Option is exercised.

9.1.4 Any Ordinary Shares allotted on the exercise of an Option shall rank pari passu in all respects with the Ordinary Shares in issue at the date of exercise of such Option and shall participate in all dividends or other distributions which may be declared, made or paid by reference to a record date after such date, but not before.

9.1.5 Exercising an Option in any manner shall decrease the number of Ordinary Shares thereafter available, both for the purposes of the Plan and for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.

9.2 Termination of Employment Relationship. Upon termination of an Optionee’s Continuous Status as an Employee, other than in the circumstances referred to in Rules 9.3, 9.4,

or 9.5 or in circumstances were the Optionee is summarily dismissed or is dismissed for misconduct, and such dismissal is not subsequently found to be wrongful dismissal or unfair dismissal, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 90 days following termination of the Optionee’s Continuous Status as an Employee. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

9.3 Permanent Ill Health, Injury or Disability, Retirement, Redundancy etc. of Optionee. In the event that an Optionee’s Continuous Status as an Employee terminates as a result of the Optionee’s permanent ill health, injury or disability, early retirement, dismissal by reason of redundancy or because the Company employing him or her ceases to be a member of the Group (unless the Optionee is immediately employed by another member of the Group) the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination, (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of such termination, the Optionee is not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

9.4 Death of Optionee while an Employee. In the event of the death of an Optionee while an Employee the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

9.5 Death of Optionee within Ninety (90) Days of Ceasing to be an Employee. In the event of the death of an Optionee within ninety (90) days of ceasing to be an Employee, in circumstances where the termination of the Continuous Status as an Employee was for one of the reasons to which Rule 9.2 applies, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Ordinary Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person So acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

9.6 General Offer. In the event of a general offer being made to all the holders of ordinary shares in the capital of the Company, (or all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) and such offer becomes or is declared unconditional the Optionee may, at any time within six (6) months after the date on which such offer is made, exercise, without restriction, all or any vested part of his or her Option provided that, if any .person .becomes bound or entitled to exercise compulsory rights under Section 204 of the Companies Act, 1963 to acquire Ordinary Shares, an Optionee may exercise his or her Option, within one month after the date of notice in writing given to the holders of Ordinary Shares pursuant to Section 204 of the Companies Act, 1963. If the Optionee does m exercise the Option during such period then the Option shall terminate and the Ordinary Shares covered by such Option shall revert to the Plan.

9.7 Compromise or Arrangement. In the event that, under Section 201 of the Companies Act, 1963, the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with another company or companies, an Optionee shall have the right to exercise the Option within six months after such sanction. If the Optionee does not exercise the Option within such period then, providing that a Subsisting Option is not released for a new Option pursuant to Rule 11.3, the Options shall terminate and the Ordinary Shares covered by such Option shall revert to the Plan.

9.8 Renunciation of an Option Optionee may at any time renounce his or her Option by serving notice in writing on the Company of his or her intention to so renounce. The renunciation shall be effective from the date of receipt of such notice by the Company, upon which date the Optionee’s Option shall be deemed to have lapsed and the Ordinary Shares covered by such Option shall revert to the Plan.

10.	NON-TRANSFERABILITY OF OPTIONS

Unless determined otherwise by the Administrator, an Option shall be personal to the Optionee and, accordingly, shall not be capable of being sold, charged or otherwise encumbered, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Any breach of this provision shall entitle the Board to cancel the Option. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

11.	ADJUSTMENTS UPON CHANGES IN CAPITALISATION, DISSOLUTION OR LIQUIDATION

11.1 Changes in Capitalisation. Subject to any required action by the shareholders of the Company, the number of Ordinary Shares covered by each outstanding Option, and the number of Ordinary Shares which have been authorised for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Ordinary Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares or ordinary shares in the capital of the Company resulting from a share subdivision, consolidation, scrip dividend, combination or reclassification of Ordinary Shares or ordinary shares in the capital of the Company, or any other increase or decrease in the number of issued Ordinary Shares or ordinary shares in the securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.

11.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent than an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Shares, including Ordinary Shares as to which the Option would not otherwise be exercisable.

11.3 Change of Control. If any company (in this Rule 11.3 referred to as the acquiring company) obtains Control of the Company as a result of a general offer, as referred to in Rule 9.6 the Board shall seek the agreement of the acquiring company for Optionees to release Subsisting Options to the acquiring company in consideration of the acquiring company granting new options which relate to shares in the acquiring company or any other company which has Control of the acquiring company or which either is or has Control of a company which is a member of a consortium owning either the acquiring company or a company having Control of the acquiring company. If such agreement is obtained every Optionee shall be entitled to release every Subsisting Option held by him or her in consideration of the grant of a new Option which satisfies the following conditions and providing that such release is within the appropriate period as set out below:

11.3.1 is over fully paid up non redeemable ordinary shares in the acquiring company or a company Controlling the acquiring company (and the term “Ordinary Shares” in these Rules shall thereafter be construed accordingly);

11.3.2 Is a right to acquire such number of such ordinary shares as has on acquisition of the new Option an aggregate Fair Market Value equal to the aggregate Fair Market Value of the Ordinary Shares subject to the old Option on its release;

11.3.3 has an Option Price per ordinary share the subject of the New Option such that the aggregate price payable on complete exercise of the Option equals the aggregate price that would have been payable on complete exercise of the old Option; and

11.3.4 is otherwise identical in terms to the old Option.

That new Option shall, for all other purposes of these Rules, be treated as having been acquired at the same time as the old Option for which it is released.

11.4 “Meaning of “appropriate period”. The “appropriate period” referred to in Rule 11.3 means:

11.4.1 in a case falling within the first part of Rule 9.6, being a general offer made to all the holders of ordinary shares in the capital of the Company, the period of six months beginning when the offeror has obtained Control of the Company and any conditions subject to which the offer is made are satisfied; and

11.4.2 in a case falling within the latter part of Rule 9.6, whereby a person becomes bound or entitled to exercise compulsory rights under Section 204 of the Companies Act, 1963, the period during which the acquiring company remains bound or entitled as mentioned therein;

11.4.3 in a case falling within Rule 9.7, the period of six months beginning with the time when the Court sanctions the compromise or arrangement.

11.5 Application of Rules 11.3 and 11.4. Rules 11.3 and 11.4 shall apply to all Options granted on or after the Date of Commencement.

11.6 Application of Rule 7.1. The exercise of an Option pursuant to the preceding provisions of this Rule 11 and Rules 9.2 to 9.7 inclusive shall be subject to the provisions of Rule 9.1.

11.7 Meaning of “Company” Following the release of Subsisting Options and the grant of new Options the term “Company” shall for the purposes only of Rules 9.1, 9.6, 9.7, 9.8, 11.3, 11.4 and 12 to 19 inclusive mean in relation to the new Options, the company the share capital of which includes shares over which new Options have been granted and for the purposes of Rule 13.5 shall mean Fleetmatics Group Limited and the acquiring company and the term “Board” in Rules 9, 11, 13.6, 16 and 17 shall mean in relation to the new Options the Board of such company.

11.8 Exercise of New Options. Where in accordance with Rule 11.3 Subsisting Options are released and new Options granted the new Options shall not be exercisable in accordance with Rules 9.6 and 9.7 by virtue of the event on which new Options were granted.

12.	DATE OF GRANT

The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant and an Optima Agreement shall be forwarded to each Optionee for execution and return. No consideration shall be payable by an Optionee for the grant of an Option.

13.	AMENDMENT AND TERMINATION OF PLAN

13.1 Amendment and Termination. Subject to Rule 13.3 the Board may at any time and from time to time by resolution (and without other formality) amend, alter, augment, suspend or terminate the Plan.

13.2 Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

13.3 Effect of Amendment or Termination. No amendment, alteration, augmentation, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

13.4 Costs. The Company shall bear the costs of setting up and administering the Plan.

13.5 Books of Account and Records. The Company shall maintain all necessary books of account and records relating to the Plan.

13.6 Execution on behalf of Optionee. The Board shall be entitled to authorise any person to execute on behalf of an Optionee, at the request of the Optionee, any document relating to the Plan insofar as such document is required to be executed pursuant hereto.

14.	LEGAL COMPLIANCE

Ordinary Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Ordinary Shares shall comply with Applicable Laws.

15.	LIABILITY OF COMPANY

15.1 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s solicitors to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained.

15.2 Grants Exceeding Approved Number of Ordinary Shares. If the Optioned Shares covered by an Option exceeds, as of the date of grant, the number of Ordinary Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Shares, unless shareholder approval of an amendment sufficiently increasing the number of Ordinary Shares subject to the Plan is timely obtained in accordance with Rule 13.2 of the Plan.

15.3 Nothing contained in the Plan or the Rules shall impose any liability whatsoever on the Company to provide tax or legal advice to any Employee or Optionee in connection with the Plan or to discharge any tax liabilities arising to any Employee or Optionee.

16.	AVAILABILITY OF SHARES

16.1 Subject to the provisions of this Rule 16 the Company shall have available at all times sufficient unissued Ordinary Shares necessary to satisfy the Options which have been granted but not exercised.

16.2 On the exercise of an Option the Board may satisfy the requirement for Ordinary Shares by the allotment of Ordinary Shares, by purchasing Ordinary Shares or by such other means as it may determine.

17.	TERMINATION

The Company in general meeting or the Board may, at any time, resolve not to grant further Options under Plan but the subsisting rights of Optionees under the Plan shall remain in force.

18.	NOTICES

Any notice or other communication between the Company and an Optionee shall be given by sending the same by post or by personal delivery to, in the case of the Company, its registered office and, in the case of an Optionee, his or her address as notified to the Company, in writing, from time to time.